                                                                    Exhibit 23.2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made part of this registration statement.



/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP

Boston, Massachusetts
April 24, 1998